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                                                                     Exhibit 3.1


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         DREAMWORKS ANIMATION SKG, INC.

            The corporation was incorporated under the name "DreamWorks Animation, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 13, 2004. This Restated Certificate of Incorporation of the corporation, which both restates and further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      Name

            The name of this corporation (hereinafter the "Corporation") is DreamWorks Animation SKG, Inc.

                                   ARTICLE II

                            Address; Registered Agent

            The address of the Corporation's registered office in the State of Delaware, is Capitol Services, Inc., 615 South Dupont Highway, Dover, Kent County, Delaware. The name of the Corporation's registered agent at such address is Capitol Services, Inc.

                                   ARTICLE III

                                     Purpose

            The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV

                                  Capital Stock

            SECTION 1. Authorized Capital Stock. The total number of shares of capital stock that the Corporation shall have authority to issue is six hundred million and one (600,000,001) shares, consisting of three hundred fifty million (350,000,000) shares
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                                                                               2


of Class A Common Stock, par value of $0.01 per share ("Class A Stock"), one hundred fifty million (150,000,000) shares of Class B Common Stock, par value $0.01 per share ("Class B Stock"), one (1) share of Class C Common Stock, par value $0.01 per share ("Class C Stock" and, together with the Class A Stock and the Class B Stock, "Common Stock"), and one hundred million (100,000,000) shares of Preferred Stock, par value of $0.01 per share ("Preferred Stock"). Subject to Sections 4(c) and 4(d) of this Article IV, the number of authorized shares of any of the Class A Stock, the Class B Stock, the Class C Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Stock, Class B Stock, Class C Stock or Preferred Stock voting separately as a class shall be required therefor. Upon this Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the DGCL (the "Effective Time"), each share of the Corporation's common stock, par value $0.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be automatically reclassified as and converted into one share of Class B Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of Class B Stock.

            SECTION 2. Common Stock. (a) Except as otherwise provided in this Restated Certificate of Incorporation, the Class A Stock, the Class B Stock and the Class C Stock shall have the same rights and privileges and shall rank equally and share ratably as to all matters.

            (b) Subject to Section 2(c) of this Article IV, and subject to the provisions of law and the terms of any outstanding Preferred Stock, dividends or other distributions with respect to the Class A Stock, the Class B Stock and the Class C Stock shall be made in an equal amount per share, at such times and in such amounts as may be determined by the board of directors of the Corporation (the "Board") and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series. Dividends and other distributions with respect to the Class A Stock, the Class B Stock and the Class C Stock shall be payable only when, as and if declared by the Board.

            (c) Subject to the provisions of law and the terms of any
outstanding Preferred Stock, if at any time a dividend or other distribution with respect to the Class A Stock, Class B Stock or Class C Stock is to be paid in shares of Class A Stock or Class B Stock or any other securities of the Corporation or any other corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust or legal entity ("Person") (hereinafter sometimes called a "share distribution"), such share distribution shall be declared and paid only as follows:
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                                                                               3


      (i) a share distribution consisting of shares of Class A Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock) with respect to shares of Class A Stock and Class C Stock and, on an equal per share basis, shares of Class B Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class B Stock) with respect to shares of Class B Stock; and

      (ii) subject to Section 2(g) of this Article IV, a share distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Class A Stock, Class B Stock or Class C Stock (and other than Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Class A Stock, Class B Stock or Class C Stock), on the basis of a distribution of identical securities, on an equal per share basis, with respect to shares of Class A Stock, Class B Stock and Class C Stock; provided, however, that if such share distribution consists of shares of any class or series of securities of the Corporation or any Subsidiary of the Corporation not formed for the purpose of circumventing Section 2(g) of this Article IV, then it shall be declared and paid on the basis of a distribution of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock and another class or series of securities with respect to shares of Class C Stock, and the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible, or for which they are exchangeable, or which the distributed securities evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions between the Class A Stock, the Class B Stock and the Class C Stock, so as to preserve the relative voting rights of each Class as in effect immediately prior to such share distribution, and such distribution shall be made on an equal per share basis.

            As used herein, the term "Subsidiary" means, when used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors ("Voting Power") of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election ("Voting Stock"); and
(ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

            As used herein, the term "Convertible Securities" shall mean any securities of the Corporation (other than any class of Common Stock) that are convertible
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                                                                               4


into, exchangeable for or evidence the right to purchase any class of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

            (d) If the Corporation shall in any manner subdivide or combine the outstanding shares of Class A Stock, Class B Stock or Class C Stock, the outstanding shares of the other classes of Common Stock shall be proportionally subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Stock, Class B Stock or Class C Stock, as the case may be, that have been subdivided or combined so as to preserve the relative aggregate Voting Power of the outstanding shares of each class and the relative proportion of the equity of the Corporation represented by the outstanding shares of each class and the conversion rights of the outstanding shares of each class, immediately prior to the transaction giving rise to an adjustment pursuant to this paragraph.

            (e) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to any preferential or other amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding, the holders of Class A Stock, Class B Stock and Class C Stock shall be entitled to receive all the assets of the Corporation available for distribution to its stockholders ratably as a single class in proportion to the number of shares held by them.

            (f)

            (i) Each share of Class B Stock and each share of Class C Stock may at any time be converted by the record holder thereof into one fully paid and nonassessable share of Class A Stock. Shares of Class A Stock may be converted into shares of Class B Stock only as set forth in the proviso to subparagraph (vii) of this subsection (f). Except as set forth in subparagraphs (vii) and (viii) of this subsection (f) and the proviso to
      Section 3.02 of the Stockholder Agreement, dated as of October [ ], 2004, among the Corporation, [Holdco LLLP], M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW L.P., DW Investment II, Inc., Jeffrey Katzenberg, David Geffen and Paul Allen (the "Stockholder Agreement"), the conversion right set forth in the first sentence of this subparagraph (i) shall be exercised by the surrender of the certificate representing such share of Class B Stock or Class C Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class B Stock or Class C Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the record holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with any necessary transfer tax stamps or funds therefor, if required pursuant to subparagraph (v) of this subsection (f).
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            (ii) As promptly as practicable after the surrender for conversion
      (or deemed surrender, as set forth in the proviso to Section 3.02 of the Stockholder Agreement) of a certificate or certificates representing shares of Class B Stock or Class C Stock in the manner provided in paragraph (i) of this subsection (f), or the automatic conversion of a share or shares of Class A Stock, Class B Stock or Class C Stock as set forth in subparagraphs (vii) and (viii) of this subsection (f), and the payment in cash of any amount required by the provisions of paragraphs (i) and (v) of this subsection (f), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder thereof, a certificate or certificates representing the number of full shares of Class A Stock or Class B Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender (or deemed surrender, as set forth in the proviso to Section 3.02 of the Stockholder Agreement) of the certificates representing shares of Class B Stock or Class C Stock, or the automatic conversion of a share or shares of Class A Stock, Class B Stock or Class C Stock as set forth in subparagraphs (vii) and (viii) of this subsection (f), and all rights of the holder of such shares as such holder shall cease at such time and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Stock or Class B Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock or Class B Stock at such time; provided, however, if any such surrender or such deemed surrender or such automatic conversion and payment is made on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Stock or Class B Stock are to be issued as the record holder or holders thereof shall be treated for all purposes as having become the record holder or holders of such shares immediately prior to the close of business on the next succeeding day on which such stock transfer books are open.

            (iii) No adjustments in respect of dividends shall be made upon the conversion of any share of Class A Stock, Class B Stock or Class C Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class A Stock, Class B Stock or Class C Stock, as applicable, but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share upon the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date (provided, however, that if the applicable distribution is a share distribution then the type of security distributed in respect of such share shall be the type that would have been distributed had the conversion been made prior to such record date).

            (iv) The Corporation will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B
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                                                                               6


      Stock and Class C Stock, such number of shares of Class A Stock as shall be issuable upon the conversion of all such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock and Class C Stock by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation. All shares of Class A Stock and Class B Stock which shall be issued upon conversion of the shares of Class A Stock, Class B Stock and Class C Stock will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

            (v) The issuance of certificates for shares of Class A Stock and Class B Stock upon conversion of shares of Class A Stock, Class B Stock or Class C Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class A Stock, Class B Stock or Class C Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

            (vi) Any shares of Class B Stock or Class C Stock which shall have been converted into Class A Stock at any time pursuant to the provisions of this subsection (f) shall, after such conversion, be retired. Any shares of Class A Stock which shall have been converted into Class B Stock at any time pursuant to the provisions of the proviso to subparagraph
      (vii) of this subsection (f) shall, after such conversion, be retired.

            (vii) Following consummation of the Holdco Contribution (as defined in the Formation Agreement), in the event that a holder of Class B Stock, other than [Holdco] LLLP, (x) is not or ceases to be a Permitted Holder (including upon the death of a Permitted Holder) or (y) Transfers any shares of Class B Stock other than a Transfer to a Permitted Holder or in a Permitted Tender Offer, then such shares of Class B Stock held by such holder or so Transferred, as applicable, shall automatically, without any further act or deed on the part of the Corporation or any other Person, be converted into shares of Class A Stock on a one-for-one basis; provided, however, that if the special call right set forth in Section 2.04 of the Stockholder Agreement, dated as of October [ ], 2004, among [Holdco] LLLP, M&J K B Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG DW L.P., Jeffrey Katzenberg and David Geffen (the "Class B Stockholder Agreement") is exercised and consummated pursuant to the terms of such
      Section 2.04 within 45 days following such automatic conversion (as extended the extent necessary to obtain any required antitrust or other required governmental approvals), then, upon the Transfer to the exercising Principal Holder (as defined in the Class B Stockholder Agreement) or its designee that is also a Permitted Holder, such shares of Class A Stock so Transferred shall automatically, without
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                                                                               7


      any further act or deed on the part of the Corporation or any other Person, be converted back into shares of Class B Stock on a one-for-one basis.

            (viii) In the event that the holder of Class C Stock (x) is not or ceases to be Paul Allen or a Person Controlled By Paul Allen (including upon the death of Paul Allen) or (y) Transfers any shares of Class C Stock other than a Transfer to Paul Allen or a Person Controlled By Paul Allen, then such shares shall automatically, without any further act or deed on the part of the Corporation or any other Person, be converted into shares of Class A Stock on a one-for-one basis. In addition, on the first date after the Final Allocation that Paul Allen or Persons Controlled By Paul Allen do not continue to own (including upon the death of Paul Allen) at least an aggregate number of shares of Common Stock equal to one-third (1/3) of the sum of the total number of shares of Common Stock (A) held of record by Paul Allen and Persons Controlled By Paul Allen immediately after the Final Allocation and (B) held of record by [Holdco] LLLP and allocated to Paul Allen or Persons Controlled By Paul Allen in the Final Allocation (as such one-third (1/3) number may be adjusted from time to time to take into account any stock split, reverse stock split, stock dividend or similar transaction), all shares of Class C Stock outstanding at such time shall automatically, without any further act or deed on the part of the Corporation or any other Person, be converted into shares of Class A Stock on a one-for-one basis. The date of conversion of the Class C Stock whether pursuant to this subparagraph (viii) or subparagraph (i) of this subsection (f) is referred to as the "Class C Conversion Date". Promptly upon becoming aware of the occurrence of the Class C Conversion Date, the Corporation shall notify stockholders of such occurrence in any reasonably practicable manner, including by means of a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor newswire service or in a communication distributed generally to stockholders or posted on the Corporation's Internet website.

            As used herein, the term "Control" (including the terms "Controlled By" and "Under Common Control With"), with respect to the relationship between or among two or more Persons, shall mean (A) in the case of a subject Person that is not an Estate Planning Vehicle, both (x) the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise and (y) ownership, directly or indirectly, of a majority of the equity securities or equity interests of such subject Person and (B) in the case of a subject Person that is an Estate Planning Vehicle, the possession, directly or indirectly, of the sole and exclusive power (subject to applicable community property rights or laws and the status of a spouse as a co-trustee of an Estate Planning Vehicle) to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            As used herein, the term "Estate Planning Vehicle" shall mean a trust or partnership the principal beneficiaries or partners of which include only Jeffrey Katzenberg, his spouse, parents or issue, or issue thereof, and shall include M&J K B
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                                                                               8


Limited Partnership, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust and Katzenberg 1994 Irrevocable Trust.

            As used herein, the term "Final Allocation" shall have the meaning set forth in the Limited Liability Limited Partnership Agreement of [Holdco] LLLP, dated as of October [ ], 2004 (the "Holdco LLLP Agreement") as in effect on the Closing Date (as hereinafter defined).

            As used herein, the term "Formation Agreement" shall mean the Formation Agreement, dated as of October [ ] , 2004, among the Corporation, DreamWorks L.L.C., [Holdco] LLLP, General Electric Company, NBC Universal, Inc., CJ Corp., Steven Spielberg, Jeffrey Katzenberg, David Geffen, Paul Allen and the stockholders of the Corporation party thereto.

            As used herein, the term "Permitted Holder" shall mean any of Jeffrey Katzenberg, David Geffen or a Person Controlled By either or both of Jeffrey Katzenberg or David Geffen or a Person to whom shares of Class B Stock are Transferred in a Permitted Tender Offer.

            As used herein, the term "Permitted Tender Offer" shall mean a bona fide third party tender offer or exchange offer made under Section 14(d) of the Securities Exchange Act of 1934, as amended, (or any successor provision thereto) (x) which is recommended by the Board or which has been publicly endorsed by each of Jeffrey Katzenberg and David Geffen (in each case to the extent he is or Controls a holder of Class B Stock at such time), (y) which is made to all holders of Common Stock and (z) in which Equivalent Consideration is offered in respect of each share of Common Stock.

            As used in subparagraphs (vii) and (viii) of this subsection (f), the term "Person" shall include an individual.

            As used herein, the term "Transfer" shall mean, directly or indirectly, (i) to sell, transfer, assign or similarly dispose of, whether voluntarily, involuntarily or by operation of law, (ii) to enter into an agreement (other than the Stockholder Agreement, the Class B Stockholder Agreement, the Formation Agreement and the Holdco LLLP Agreement) to vote, consent, grant a proxy or power of attorney or deposit shares into a voting trust, or the execution of a written consent, the grant of a proxy or power of attorney or the deposit of shares into a voting trust or (iii) to enter into a contract, option or other arrangement or understanding that upon consummation or foreclosure would effect a sale, transfer, assignment or similar disposition, other than, in each case, a Permitted Transfer (as defined in the Stockholder Agreement).

            (g) In the event of any merger, consolidation, share exchange, tender offer, reclassification of the outstanding shares of Class A Stock, Class B Stock or Class C Stock or other reorganization to which the Corporation is a party, in which the shares of Class A Stock, Class B Stock or Class C Stock will be exchanged for or converted into, or will receive a distribution of, cash or other property or securities of the Corporation or any other Person, each share of Common Stock shall be entitled to receive
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                                                                               9


Equivalent Consideration (as defined herein) on a per share basis. As used herein, the term "Equivalent Consideration" shall mean consideration in the same form, in the same amount and with the same voting rights on a per share basis; provided, however, that in the event that securities of the Corporation (or any surviving entity or any direct or indirect parent of the surviving entity) are to be offered or paid with respect to shares of Class A Stock, Class B Stock or Class C Stock in a Control Transaction, then such securities shall only be offered or paid on the basis of one class or series of securities with respect to shares of Class A Stock and another class or series of securities with respect to shares of Class B Stock and another class or series of securities with respect to shares of Class C Stock, and such securities (and, if applicable, the securities into which such securities are convertible, or for which they are exchangeable, or which they evidence the right to purchase) shall differ with respect to, but solely with respect to, their relative voting rights and related differences in conversion and share distribution provisions and director appointment rights under Section 4(e) of this Article IV, and all such differences shall be identical to the corresponding differences in voting rights, conversion and share distribution provisions and director appointment rights under Section 4(e) of this Article IV between the Class A Stock, the Class B Stock and the Class C Stock, so as to preserve the relative voting rights and director appointment rights under Section 4(e) of this Article IV of each Class as in effect immediately prior such transaction; and provided further, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Class A Stock, Class B Stock or Class C Stock in connection with any merger, consolidation, share exchange, tender offer, reclassification or other reorganization pursuant to any employment, consulting, severance or other arrangement shall not be deemed to be "consideration" that is included in the determination of "Equivalent Consideration". As used herein, the term "Control Transaction" shall mean any merger, consolidation, share exchange, tender offer, reclassification or other reorganization to which the Corporation is a party in which the holders of Common Stock of the Corporation immediately prior to consummation of such transaction continue to hold at least a majority of the equity or Voting Power in the Corporation (or any surviving entity or any direct or indirect parent of the surviving entity) immediately after consummation of such transaction.

            (h) The Class A Stock, the Class B Stock and the Class C Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of this Article IV. Notwithstanding the foregoing, the issuance of Preferred Stock shall not eliminate or restrict the right of the holder of Class C Stock to elect the Class C Director (as defined below).

            SECTION 3. Preferred Stock. Subject to Section 4(c) of this Article IV, the Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences
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                                                                              10


and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

            SECTION 4. Stockholder Voting. (a) Except as otherwise provided in this Restated Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Class A Stock, the holders of any outstanding shares of Class B Stock and the holders of any outstanding shares of Class C Stock shall vote together without regard to class, and every holder of the outstanding shares of Class A Stock shall be entitled to cast thereon one (1) vote in person or by proxy for each share of Class A Stock standing in such holder's name, every holder of the outstanding shares of Class B Stock shall be entitled to cast thereon fifteen
(15) votes in person or by proxy for each share of Class B Stock standing in such holder's name and the holder of the outstanding share of Class C Stock shall be entitled to cast thereon one (1) vote in person or by proxy for the share of Class C Stock standing in such holder's name.

            (b) In addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of a majority of the Voting Power of all outstanding shares of Class A Stock, voting separately as a class, shall be required for any amendment, alteration, change or repeal of Section 2 of Article IV, other than any amendment to Section 2(g) that (i) is approved by the requisite vote of the holders of Class B Stock and provides for shares of Class B Stock to be offered or paid securities in a Control Transaction that either have lesser voting rights than the shares of Class B Stock or that do not differ in any respect from the securities to be offered or paid with respect to shares of Class A Stock and does not otherwise affect the consideration to be offered or paid with respect to shares of Class A Stock or (ii) is approved by the requisite vote of the holder of Class C Stock and provides for shares of Class C Stock to be offered or paid securities in a Control Transaction that do not differ in any respect from the securities to be offered or paid with respect to shares of Class A Stock and does not otherwise affect the consideration to be offered or paid with respect to shares of Class A Stock.

            (c) For so long as shares of Class B Stock are outstanding, and notwithstanding anything herein to the contrary, in addition to any other vote required hereunder or by applicable law, the affirmative vote of the holders of eighty-five percent (85%) of the Voting Power of all outstanding shares of Class B Stock, voting separately as a class, shall be required (i) for the authorization or issuance by the Corporation of shares of Class B Stock (other than pursuant to any dividend payable in shares of Class B Stock pursuant to
Section 2(c)(i) of this Article IV or any automatic conversion of shares of Class A Stock into shares of Class B Stock pursuant to the proviso to subparagraph (vii) of Section 2(f) of this Article IV) or Class C Stock or the authorization or issuance by the Corporation of any securities convertible into or exchangeable for shares of Class B Stock or Class C Stock, or options, warrants or other rights to acquire shares of Class B Stock or Class C Stock or any securities convertible into or exchangeable for shares of Class B Stock or Class C Stock, (ii) for the authorization or issuance by the Corporation of shares of any series or class of capital stock (other than Class A Stock, Class B Stock or Class C Stock) having more than one vote per share or having any right to elect directors voting as a separate class or any class voting or consent rights, in each case other than as required by applicable law or the rules or regulations of any stock exchange upon which such series or class of capital stock is to be listed for trading ("Special Vote Stock"), or securities convertible into or exchangeable for shares of Special Vote Stock, or options, warrants or other rights to acquire shares of Special Vote Stock or any securities convertible into or exchangeable for shares of Special Vote Stock,
(iii) except as otherwise provided in clause (iv) below, for any amendment, alteration, change or repeal of any provision of this Restated Certificate of Incorporation setting forth any of the rights, powers or preferences of the Class A Stock, Class B Stock or Class C Stock, (iv) for any amendment, alteration, change or repeal of Section 2 of Article IV, other than any amendment to Section 2(g) that is approved by the requisite vote of the holder of Class C Stock and provides for shares of Class C Stock to be offered or paid securities in a Control Transaction that do not differ in any respect from the securities to be offered or paid with respect to shares of Class A Stock and does not otherwise affect the consideration to be offered or paid with respect to shares of Class B Stock and (v) until such time as the outstanding shares of Class B Stock no longer represent at least fifty percent (50%) of the Voting Power of the outstanding Voting Stock (the "Trigger Date"), for the authorization or implementation by the Corporation of what is commonly known as a "poison pill" plan or stockholder rights plan or any similar plan, or the authorization of any series of Preferred Stock or other capital stock or securities of the Corporation for issuance, or the issuance of any such securities, in connection with any such plan. Notwithstanding anything herein to the contrary, the Trigger Date shall not occur as a result of a conversion of shares of Class B Stock into shares of Class A Stock pursuant to Section 2(f)(vii) of this Article IV which results from the death of Jeffrey Katzenberg or David Geffen (as applicable) or a judgment of a governmental entity or other involuntary action unless the special call right set forth in Section 2.04 of the Class B Stockholder Agreement is not exercised and consummated within the time period provided in Section 2(f)(vii) of this Article IV. Promptly upon becoming aware of the occurrence of the Trigger Date, the Corporation shall notify stockholders of such occurrence in any reasonably practicable manner, including by means of a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor newswire service or in a communication distributed generally to stockholders or posted on the Corporation's Internet website.

            (d) For so long as shares of Class C Stock are outstanding, and notwithstanding anything herein to the contrary, in addition to any other vote required hereunder or by applicable law, the affirmative vote of the holder of the outstanding shares of Class C Stock, voting separately as a class, shall be required (i) for any amendment, alteration, change or repeal of Section 2 of
Article IV, other than any amendment to Section 2(g) that is approved by the requisite vote of the holders of Class B Stock and provides for shares of Class B Stock to be offered or paid securities in a Control Transaction that either have lesser voting rights than the shares of Class B Stock or that do not differ in any respect from the securities to be offered or paid with respect to shares of Class A Stock and does not otherwise affect the consideration to be offered or paid with respect to shares of Class C Stock, (ii) for the authorization or issuance by the

Corporation of shares of Class C Stock or the authorization or issuance by the Corporation of any securities convertible into or exchangeable for shares of Class C Stock, or options, warrants or other rights to acquire shares of Class C Stock or any securities convertible into or exchangeable for shares of Class C Stock or the reduction of the authorized number of shares of Class C Stock and
(iii) except as otherwise provided in clause (i) above, for any amendment, alteration, change or repeal of any provision of this Restated Certificate of Incorporation setting forth any of the rights, powers or preferences of the Class C Stock.

            (e) Commencing on the first business day (the "Class C Director Date") following the date of the closing of the initial public offering of Class A Stock (the "Closing Date") and for so long as shares of Class C Stock are outstanding, and notwithstanding anything herein to the contrary, the holder of the outstanding shares of Class C Stock, voting separately as a class, shall be entitled to elect one director of the Corporation (the "Class C Director") at each annual meeting of stockholders for the election of directors of the Corporation (or special meeting if called to fill any vacancy in the office of the Class C Director); provided, however, that the initial Class C Director shall be elected by written consent of the holder of record of the outstanding shares of Class C Stock on the Class C Director Date or such later date as selected by the holder of the outstanding shares of Class C Stock. For so long as shares of Class C Stock are outstanding, the Class C Director may be removed, without cause, only by the vote or consent of the holder of record of the outstanding shares of Class C Stock, voting separately as a class. So long as shares of Class C Stock are outstanding, any vacancy resulting from death, resignation, disqualification, removal (including for cause) or other reason in the office of the Class C Director may be filled only by the person elected by the vote of the holder of record of the outstanding shares of Class C Stock, voting separately as a class.

                                    ARTICLE V

                                DGCL Section 203

            The Company hereby expressly elects not to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein.

                                   ARTICLE VI

                                    Directors

            SECTION 1. Board of Directors. (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board, the exact number of directors comprising the entire Board to be not less than three nor more than twelve (subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances) as determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board. As used in this Restated Certificate of Incorporation, the term "entire Board" means the total number of directors that the

Corporation would have if there were no vacancies or unfilled newly created directorships.

            (b) Directors shall be elected at each annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified, subject, however, to earlier death, resignation or removal from office.

            SECTION 2. Removal; Filling of Newly Created Directorships and Vacancies. (a) Subject to the rights of the holders of any series of Preferred Stock then outstanding and subject to Section 4(e) of Article IV, any director or the entire Board may be removed, with or without cause, by the affirmative vote of a majority of the combined Voting Power of the outstanding Voting Stock. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect directors of the Corporation pursuant to the provisions contained in the resolution or resolutions of the Board providing for the establishment of any such series, any such director of the Corporation so elected may be removed in accordance with the provisions of such resolution or resolutions.

            (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Restated Certificate of Incorporation relating to the rights of the holders of any series of Preferred Stock and subject to
Section 4(e) of Article IV, (A) newly created directorships resulting from any increase in the number of directors shall be filled by the Board by the affirmative vote of a majority of the directors then in office, or by the stockholders by the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class and
(B) any vacancies on the Board resulting from death, resignation, removal or other cause shall be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, or by the stockholders by the affirmative vote of the holders of a majority of the combined Voting Power of the Voting Stock, voting together as a single class.

            SECTION 3. Advance Notice of Nominations. Subject to Section 2 and
Section 3 of Article VIII and Article IX of this Restated Certificate of Incorporation, advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the By-laws of the Corporation.

            SECTION 4. Limitation on Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section 4 of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

            SECTION 5. Composition of Certain Committees of the Board. (a) Until the earlier of the Independence Date (as defined below but solely with reference to clause (1) of such definition) and the date that no shares of Class B Stock shall remain outstanding, the nominating and corporate governance committee of the Board shall be composed solely of (i) the director then in office who was designated as the JK Designee under the Stockholder Agreement, (ii) the director then in office who was designated as the DG Designee under the Stockholder Agreement (in each case for so long as the JK Designee and the DG Designee, as applicable, shall be entitled to remain on the Board in accordance with the Stockholder Agreement) and (iii) the Class C Director (unless the Class C Conversion Date shall have occurred). Until the earlier of (x) the date (the "Independence Date") that (1) the Corporation, in the opinion of counsel to the Corporation, shall be required by law or the rules of any applicable securities exchange to have a nominating and corporate governance committee comprised solely of "independent directors" as defined by the requirements of law or such securities exchange (with no exemptions or exceptions from such law or rules under which the Corporation would qualify (as a result of being "closely held" or otherwise) that would permit the Class C Director to serve on the nominating and corporate governance committee) and (2) the Board determines that the Class C Director is not an "independent director" within the meaning of such law or rules and (y) the Class C Conversion Date, the Class C Director shall be included on the nominating and corporate governance committee of the Board.

            (b) In the event that the Board shall form an executive committee, or a committee that performs functions substantially similar to an executive committee, the JK Designee, the DG Designee and the Class C Director (if any) shall be included on such committee of the Board (for so long as such committee shall be in existence and, in the case of the JK Designee and the DG Designee, such Designee shall be entitled to remain on the Board in accordance with the Stockholder Agreement, and, in the case of the Class C Director, the Class C Conversion Date shall not have occurred). For purposes of the preceding sentence, an "executive committee" of the Board shall mean any committee of the Board that, to the extent permitted by law, exercises substantially all of the authority of the Board in the management of the business and affairs of the Company when the Board is not in session.

                                   ARTICLE VII

                Provisions Relating to the Founding Stockholders

            SECTION 1. Founding Stockholders. In anticipation that the majority of the capital stock of the Corporation will cease to be owned, directly or indirectly, by Jeffrey Katzenberg, David Geffen and Persons Controlled By them (collectively, the "Founding Stockholders"), but that the Founding Stockholders will remain, directly or indirectly, stockholders of the Corporation, and in anticipation that the Corporation and the Founding Stockholders may engage, directly or indirectly, in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Founding

Stockholders (including potential service of officers, directors, members, stockholders, partners or employees of the Founding Stockholders as officers, directors and employees of the Corporation), the provisions of this Article VII are set forth to regulate, define and guide, to the fullest extent permitted by the DGCL, the conduct of certain affairs of the Corporation as they may involve the Founding Stockholders and their respective officers, directors, members, partners and employees and the powers, rights and duties of the Corporation and the Founding Stockholders and their respective officers, directors, employees, members, stockholders and partners in connection therewith. The following provisions shall be applicable to the maximum extent permitted by applicable Delaware law.

            SECTION 2. Competition and Corporate Opportunities. None of the Founding Stockholders or any director, officer, member, partner, stockholder or employee of any Founding Stockholder (each a "Specified Party"), independently or with others, shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation and that might be in direct or indirect competition with the Corporation. In the event that any Founding Stockholder or Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any Founding Stockholder or Specified Party, as applicable, and the Corporation, none of the Founding Stockholders or Specified Parties shall have any duty to communicate or offer such corporate opportunity to the Corporation, and any Founding Stockholder and Specified Party shall be entitled to pursue or acquire such corporate opportunity for itself or to direct such corporate opportunity to another person or entity and the Corporation shall have no right in or to such corporate opportunity or to any income or proceeds derived therefrom.

            SECTION 3. Allocation of Corporate Opportunities. (a) To the maximum extent permitted by applicable Delaware law, in the event that a director, officer or employee of the Corporation who is also a Founding Stockholder or Specified Party acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise is then exploiting any corporate opportunity, subject to Section 3(b) of this Article VII, the Corporation shall have no interest in such corporate opportunity and no expectancy that any corporate opportunity be offered to the Corporation, any such interest or expectancy being hereby renounced, so that, as a result of such renunciation, and for the avoidance of doubt, such Specified Party (i) shall have no duty to communicate or present such corporate opportunity to the Corporation, (ii) shall have the right to hold any such corporate opportunity for its own account or to recommend, sell, assign or transfer such corporate opportunity to Persons other than the Corporation and (iii) shall not breach any fiduciary duty to the Corporation by reason of the fact that such Specified Party pursues or acquires any such corporate opportunity for itself or directs, sells, assigns or transfers such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Corporation.

            (b) Notwithstanding the provisions of Sections 2 and 3(a) of this
Article VII, the Corporation does not renounce any interest or expectancy it may have in any corporate opportunity that is offered to any Founding Stockholder or Specified Party, if such opportunity is expressly offered to such Founding Stockholder or Specified Party solely in, and as a direct result of, his or her capacity as a director, officer or employee of the Corporation.

            (c) No amendment or repeal of this Section 3 of this Article VII shall apply to or have any effect on the liability or alleged liability of any Founding Stockholder or Specified Party for or with respect to any corporate opportunity of which such Founding Stockholder or Specified Party becomes aware prior to such amendment or repeal.

            (d) Notwithstanding anything to the contrary in this Article VII, if the Chief Executive Officer of the Corporation shall be a Specified Party by virtue of his relationship to DreamWorks L.L.C., then any corporate opportunity offered to such officer shall be deemed to have been offered to such officer in his capacity as an officer of the Corporation (and shall belong to the Corporation) unless such offer clearly and expressly is presented to such officer solely in his capacity as an officer, employee, director or member of DreamWorks L.L.C.

            SECTION 4. Certain Matters Deemed Not Corporate Opportunities. (a) In addition to and notwithstanding the foregoing provisions of this Article VII, a corporate opportunity shall not be deemed to belong to the Corporation, and the Corporation hereby renounces any interest therein, if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

            (b) For purposes of this Article VII only, (i) the term "Corporation" shall mean the Corporation and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, except that for purposes of determining those persons who are directors of the Corporation, such term shall mean the Corporation without regard to any other entities in which it may hold an interest, and (ii) the term "Founding Stockholder" shall mean a Founding Stockholder and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities (other than, if applicable, the Corporation) in which such Founding Stockholder beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar interests and shall also include those entities that constitute its corporate members or partners.

            SECTION 5. Expiration of Certain Provisions. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the provisions of this Article VII shall expire as to any Founding Stockholder on (with respect to any corporate opportunity arising on or after) the date that both (i) such Founding Stockholder ceases to own beneficially Common Stock representing at least five percent (5%) of the Voting Power of outstanding shares of Common Stock of the Corporation and (ii) no person is a

Specified Party. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, the provisions of this Article VII shall expire as to any Specified Party on the date that such person ceases to be a Specified Party. Neither the alteration, amendment, change or repeal of any provision of this Article VII nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with any provision of this Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VII, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

            SECTION 6. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VII.

                                  ARTICLE VIII

                              Stockholder Meetings

            SECTION 1. Meetings Generally. Meetings of stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

            SECTION 2. Special Meetings. Until the Trigger Date, special meetings of the stockholders shall be called only (i) upon the written request of (x) a record holder of Class B Stock or (y) the holders of not less than a majority of the combined Voting Power of the outstanding Voting Stock entitled to vote at such meeting, (ii) upon the request of a majority of the Board or
(iii) upon request of the chief executive officer. Effective on and after the Trigger Date, special meetings of the stockholders shall be called only (i) upon the request of a majority of the Board or (ii) upon the written request of a record holder of Class B Stock. Special meetings of the stockholders may be held at such time and place as may be stated in the notice of meeting. Notwithstanding anything to the contrary in this Section 2 of this Article VIII, a special meeting of the holder of the outstanding shares of Class C Stock may be called by the record holder of the outstanding share of Class C Stock at any time following the Closing Date for the purpose of filling any vacancy in the office of the Class C Director and such meeting shall not be subject to the advance notice procedures of the By-laws of the Corporation.

            SECTION 3. Advance Notice Requirements. So long as the outstanding shares of Class B Stock represent thirty percent (30%) or more of the combined Voting Power of the outstanding Voting Stock, nominations and stockholder proposals by record holders of Class B Stock, as such, shall not be subject to the advance notice procedures of the By-laws of the Corporation. Until the Class C Conversion Date, nomination of the Class C Director by the record holder of the outstanding shares of Class C Stock shall not be subject to the advance notice procedures of the By-laws of the Corporation. Notwithstanding anything herein to the contrary, solely for purposes of this Section 3 of

Article VIII, the foregoing thirty percent (30%) requirement shall not cease to be satisfied as a result of a conversion of shares of Class B Stock into shares of Class A Stock pursuant to Section 2(f)(vii) of Article IV which results from the death of Jeffrey Katzenberg or David Geffen (as applicable) or a judgment of a governmental entity or other involuntary action unless the special call right set forth in Section 2.04 of the Class B Stockholder Agreement is not exercised and consummated within the time period provided in Section 2(f)(vii) of Article IV.

                                   ARTICLE IX

                            Action by Written Consent

                  Until the Trigger Date, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation entitled to vote thereon were present and voted. Effective on and after the Trigger Date, subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Notwithstanding anything to the contrary in this Article IX, the record holder of the outstanding share of Class C Stock may take any action required or permitted to elect or remove the Class C Director without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the record holder of the outstanding share of Class C Stock.

                                    ARTICLE X

                                     By-laws

                  In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board adopted pursuant to Article IV of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), (i) until the Trigger Date, the affirmative vote of the holders of a majority of the combined Voting Power of the outstanding Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws and (ii) on and after the Trigger Date, the affirmative vote of the holders of eighty percent (80%) of the combined Voting Power of the outstanding Voting Stock, voting together as a single class, shall be required for stockholders to adopt, amend, alter or repeal any provision of the By-laws.

                                   ARTICLE XI

                          Amendment of Certain Articles

            Notwithstanding any other provision of this Restated Certificate of Incorporation to the contrary, the provisions set forth in this Article XI and in Article V, Section 3 of Article VI, Article VII, Article VIII, Article IX and the last sentence of Article X may not be amended, altered, changed or repealed in any respect unless such amendment, alteration, change or repeal is approved by the affirmative vote of not less than eighty percent (80%) of the combined Voting Power of the outstanding Voting Stock.

            IN WITNESS WHEREOF, I, [                    ], [               ] of
DreamWorks Animation SKG, Inc., have executed this Restated Certificate of Incorporation as of the [ ] day of October 2004.



                                                --------------------------
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